The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September 4, 2014	Filed Pursuant to Rule 424(b)(5)
Preliminary Prospectus Supplement to the Prospectus dated August 20, 2014	Registration Statement No. 333-188984

The Bank of Nova Scotia

__________________________

U.S.$[●] [●]% Covered Bonds Due [●], 20[●]

unconditionally and irrevocably guaranteed as to payments of interest and principal by

Scotiabank Covered Bond Guarantor Limited Partnership

__________________________

We will pay interest on the [●]% covered bonds due [●], 20[●] semi-annually on [●] and [●] of each year. We will make the first interest payment on the covered bonds on [●]. The covered bonds will mature on [●]. The covered bonds will constitute deposits for purposes of the Bank Act (Canada) and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of The Bank of Nova Scotia (the “Bank”) and will rank pari passu with all deposit liabilities of the Bank without any preference among themselves and (save for any applicable statutory provisions) at least equally with all other present and future unsecured and unsubordinated obligations of the Bank, from time to time outstanding. The covered bonds will not be deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or under any other governmental insurance scheme of any country. The covered bonds are unconditionally and irrevocably guaranteed as to payments by Scotiabank Covered Bond Guarantor Limited Partnership as described in the prospectus. We will issue each covered bond in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Other than as set forth under “Terms and Conditions of the Covered Bonds—Redemption for taxation reasons” and “Terms and Conditions of the Covered Bonds—Redemption due to illegality or invalidity” in the prospectus, we may not redeem the covered bonds prior to their maturity. There is no sinking fund for the covered bonds.

Investing in the covered bonds involves a number of risks. See “Risk Factors” beginning on page 22 of the accompanying prospectus dated August 20, 2014.

	Per Covered Bond	Total

Public offering price (1)	U.S.$[●]	U.S.$[●]

Underwriting commissions	U.S.$[●]	U.S.$[●]

Proceeds, before expenses, to The Bank of Nova Scotia	U.S.$[●]	U.S.$[●]

_____________

(1)	The price to the public also will include interest accrued on the covered bonds after [●], 2014, if any.

We will deliver the covered bonds in book-entry form through the facilities of The Depository Trust Company (including through its indirect participants CDS Clearing and Depository Services, Inc., Euroclear and Clearstream, Luxembourg) on or about [●], 2014 against payment in immediately available funds.

This preliminary prospectus supplement may be used by certain of our affiliates in connection with offers and sales of the covered bonds in market-making transactions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The covered bonds described herein will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation.

THE COVERED BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY CANADA MORTGAGE AND HOUSING CORPORATION (“CMHC”) NOR HAS CMHC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. THE COVERED BONDS ARE NEITHER INSURED NOR GUARANTEED BY CMHC OR THE GOVERNMENT OF CANADA OR ANY OTHER AGENCY THEREOF.

Program Arrangers

Barclays	Scotiabank

Joint Lead Managers

Barclays	Scotiabank	BofA Merrill Lynch	Citigroup	HSBC

Co-Managers

Prospectus Supplement dated September [●], 2014

WHERE YOU CAN FIND MORE INFORMATION

Additional information with respect to the Bank, the Guarantor, the Portfolio and certain other matters, together with copies of each of the Transaction Documents and the Investor Reports filed by the Bank from time to time, is also available on the Bank’s website at http://www.scotiabank.com/ca/en/0,,7073,00.html and through the CMHC’s covered bond registry at http://www.cmhc-schl.gc.ca/coveredbonds. Information on or accessible through the Bank’s website does not form part of this prospectus and should not be relied upon. All Internet references in this prospectus supplement and the accompanying prospectus are inactive textual references and the Bank does not incorporate website contents into this prospectus supplement and the accompanying prospectus.

SUMMARY

This section is meant as a summary and should be read in conjunction with the accompanying prospectus to help you understand the covered bonds.  This preliminary prospectus supplement, together with the accompanying prospectus, contains the terms of the covered bonds and supersedes all prior or contemporaneous oral statements as well as any other written materials relating to the covered bonds, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials.  In the event of any inconsistency or conflict between the terms set forth in this preliminary prospectus supplement and the accompanying prospectus, the terms contained in this preliminary prospectus supplement will control.

An investment in the covered bonds entails significant risks relating to the covered bonds that are not associated with similar investments in a conventional debt security, including those described below.  You should carefully consider, among other things, the matters set forth under “Risk Factors” beginning on page 22 of the accompanying prospectus.  Before investing in the covered bonds, we urge you to consult your investment, legal, tax, accounting and other advisors.

In this preliminary prospectus supplement, unless the context otherwise indicates, the “Bank” means The Bank of Nova Scotia and “Guarantor” means Scotiabank Covered Bond Guarantor Limited Partnership, and “we,” “us” or “our” means the Bank and Guarantor collectively. In this preliminary prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise.

S-2

Bank:	The Bank of Nova Scotia
Guarantor:	Scotiabank Covered Bond Guarantor Limited Partnership
U.S. Registrar, Paying Agent, Transfer Agent and Exchange Agent:	The Bank of Nova Scotia - New York Agency, acting through its office located at 250 Vesey Street, New York, New York 10281
Specified Currency:	U.S. dollars (“U.S.$”)
(Condition 1.10)
Aggregate Principal Amount:	U.S.$ [●]
Series:	CBL2
Issue Price:	[●] percent of the Aggregate Principal Amount
Specified Denominations:	U.S.$1,000
(Condition 1.08 or 1.09)
Calculation Amount:	U.S.$1,000
Issue Date:	[●], 2014
Interest Commencement Date:	[●], 2014
Final Maturity Date:	[●], 20[●]
Extended Due for Payment Date:	[●]
Interest Rate Basis:

[[●]% Fixed Rate payable semi-annually in arrears from and including the Interest Commencement Date to but excluding the Final Maturity Date]

[If applicable, [●] month [USD LIBOR] [+[●]] bps per annum Floating Rate payable monthly in arrears and subject to adjustment from and including the Final Maturity Date to but excluding the Extended Due for Payment Date]

Redemption/Payment Basis:	Redemption at par
Outstanding Series of Covered Bonds under the Program:	CBL1 (EUR1,000,000,000 1.000% Covered Bonds due April 2, 2019)
The Portfolio:

The assets in the “Portfolio” consist primarily of first lien Canadian residential mortgage loans and their related security interest in residential property, cash and in some cases certain Substitute Assets up to a certain threshold amount. As required by the CMHC Guide, the Portfolio does not include any Loans that are insured by a Prohibited Insurer. See “Summary of the Principal Documents—Mortgage Sale Agreement” in the prospectus and Annex A and Annex B of this preliminary prospectus supplement. As of the date of this preliminary prospectus supplement, the Guarantor does not own any Substitute Assets

S-3

Status of the Covered Bonds:	The covered bonds will constitute deposit liabilities of the Bank for purposes of the Bank Act, however the covered bonds will not be insured under the Canada Deposit Insurance Corporation Act (Canada), and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Bank and rank pari passu with all deposit liabilities of the Bank without any preference among themselves and at least pari passu with all other unsubordinated and unsecured obligations of the Bank, present and future, except as prescribed by law
Status of the Guarantee:	Secured with recourse to certain assets of the Guarantor, including the Portfolio and any Excess Proceeds
Regulatory Maximum for Covered Bond Issuances:	Upon the issuance of the covered bonds, the Bank will have issued and have outstanding covered bonds which represent [●] of the OSFI Total Assets of the Bank as of the date hereof. The aggregate outstanding principal balance of all covered bonds issued by the Bank at any time is subject to a maximum of 4% of the OSFI Total Assets of the Bank
Asset Percentage:	As of the date of this preliminary prospectus supplement, the Asset Percentage is 93.50%. The current maximum Asset Percentage is 95.00%
Branch of Account:	The main branch of the Bank in Toronto (located at its executive offices) will take the deposits evidenced by the covered bonds but without prejudice to the provisions of Condition 9 (Events of Default, Acceleration and Enforcement).
Servicer Replacement Ratings:	The Servicer represents and warrants to the Seller, the Cash Manager and the Bond Trustee that the unsecured, unsubordinated and unguaranteed debt obligations (or in the case of Fitch, the issuer default ratings) of the Servicer are rated by each of the Rating Agencies at ratings that are at or above the threshold ratings of (i) Baa2 (in respect of Moody’s), (ii) F2 (in respect of Fitch), and (iii) either BBB (low) or R-1 (middle) (in respect of DBRS) (the “Servicer Replacement Ratings”). The foregoing definition of “Servicer Replacement Ratings” supersedes and replaces in its entirety the definition of “Servicer Replacement Ratings” found on page 143 of the accompanying Prospectus.
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
Fixed Rate Covered Bond Provisions (Condition 5.12)	[Applicable]
Rate of Interest:	[●]% per annum payable semi-annually in arrears
Interest Payment Date:	[●] and [●] in each year up to and including the Final Maturity Date
Fixed Coupon Amount:	U.S.$[●] per Calculation Amount
Broken Amount(s):	[Not Applicable] / [$[●] per Calculation Amount, payable on the Interest Payment Date falling on [●], 20[●]]
Day Count Basis:	30/360
Other terms relating to the method of calculating interest for fixed rate covered bonds:	Not Applicable
Business Day Convention:	Following Business Day Convention (unadjusted)
Business Day(s):	New York and Toronto

S-4

PROVISIONS RELATING TO EXTENDED DUE FOR PAYMENT DATE, IF APPLICABLE
Floating Rate Covered Bond Provisions (Condition 5.12)	If applicable, from and including the Final Maturity Date to but excluding the Extended Due for Payment Date
Interest Period(s):	The period from and including each Specified Interest Payment Date, to but excluding the following Specified Interest Payment Date with the first such period being the period from and including the Final Maturity Date to but excluding the first Specified Interest Payment Date
Specified Interest Payment Dates:	If applicable, after the Final Maturity Date, the [●] day of each [month]
Calculation Agent:	The Bank, acting through its office located at 201 Bishopsgate, London EC2M 3NS
Business Day Convention:	Modified Following Business Day Convention (adjusted)
Business Day(s):	New York and Toronto
Manner in which the Rate of Interest is to be determined:	Screen Rate Determination
Reference Rate:	1 month USD LIBOR
Interest Determination Date(s):	Second London Business Day prior to the start of each Interest Period
Relevant Screen Page:	Reuters Screen Page LIBOR01
Relevant Time:	11:00 A.M. (London time)
Reference Banks:	Has the meaning given in the ISDA Definitions
Day Count Basis:	Actual/360
Margin(s):	+[●] bps per annum
PROVISIONS RELATING TO REDEMPTION
Early Redemption Amount:	U.S.$1,000 per Calculation Amount
GENERAL PROVISIONS APPLICABLE TO THE COVERED BONDS
Covered Bond Swap Rate:	1-month CAD-BA-CDOR plus [●] per cent
DISTRIBUTION
Dealers:	Barclays Capital Inc., Scotia Capital (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., [●]
Additional selling restrictions:	See under “Supplemental Plan of Distribution” in this preliminary prospectus supplement
CUSIP:	[●]
ISIN:	[●]
Common Code:	[●]
Listing:	The covered bonds will not be listed on any securities exchange
S-5

DESCRIPTION OF THE COVERED BONDS

In addition to the terms described in the “Summary” section above, the following general terms will apply to the covered bonds.

General

The covered bonds will constitute deposits for purposes of the Bank Act (Canada) and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Bank and will rank pari passu with all deposit liabilities of the Bank without any preference among themselves and (save for any applicable statutory provisions) at least equally with all other present and future unsecured and unsubordinated obligations of the Bank, from time to time outstanding. The covered bonds will not be deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or under any other governmental insurance scheme of any country.

The aggregate principal amount of the covered bonds is U.S.$[●]. The covered bonds are issued in denominations of U.S.$1,000, and integral multiples of U.S.$1,000 in excess thereof. The covered bonds may only be transferred in amounts of U.S.$1,000 and increments of U.S.$1,000 thereafter.

We will pay interest on the covered bonds semi-annually on [●] and [●] of each year. We will make the first interest payment on the covered bonds on [●], 20[●].

Guarantee

Pursuant to the covered bond guarantee (the “Covered Bond Guarantee”), the Guarantor has irrevocably and unconditionally guaranteed the due and punctual payment of the Guaranteed Amounts on the covered bonds in accordance with the Trust Deed.

Currency

The covered bonds are denominated, and amounts due on the covered bonds will be paid, in U.S. dollars (“U.S.$”).

Form of the Covered Bonds

The covered bonds will be issued only in the form of a global covered bond held by The Depository Trust Company. See “Ownership and Book-Entry” in the accompanying prospectus.

No Listing

The covered bonds will not be listed on any securities exchange.

Please note that the information about the issuance, Issue Date, Issue Price, commissions and net proceeds to the Bank relates only to the initial issuance and sale of your covered bonds. If you have purchased your covered bonds in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

S-6

Final Maturity Date

The Final Maturity Date is or will be [●], 20[●]. The Final Maturity Date may be postponed under the Extended Due for Payment Date as further described in Condition 6 (Redemption and Purchase) under the “Terms and Conditions of the Covered Bonds” in the accompanying prospectus.

Manner of Payment and Delivery

Any payment on the covered bonds at maturity or otherwise will be made to accounts designated by you and approved by us, or at the office of the Bond Trustee. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Terms Incorporated in the Global Covered Bond

All of the terms appearing above under “Summary” and the terms appearing in the first four paragraphs under the caption “—Payment of Additional Amounts” in this preliminary prospectus supplement, together with the Terms and Conditions of the Covered Bonds attached as Schedule 1 of the Trust Deed will be endorsed on the global covered bond that represent the covered bonds and is held by The Depository Trust Company. See “Terms and Conditions” in the accompanying prospectus.

DESCRIPTION OF THE COVERED BOND GUARANTEE

As described in the accompanying prospectus at pages 117-118, the Covered Bond Guarantee is secured by the pledge of certain assets of the Guarantor, which include the Portfolio and any Excess Proceeds, to the Bond Trustee under the Security Agreement. Statistical information about the Portfolio as of July 31, 2014 is set forth in Annex A. Historical performance about the Portfolio as of May 29, 2014 is set forth in Annex B.

SWAP PROVIDERS

Interest Rate Swap Provider

The Bank, subject to replacement in accordance with the terms of the Interest Rate Swap Agreement.

Covered Bond Swap Provider

The Bank, subject to replacement in accordance with the terms of the Covered Bond Swap Agreement.

S-7

SUPPLEMENTAL PLAN OF DISTRIBUTION

The Bank expects to agree to sell to the Dealers, and the Dealers severally and not jointly expect to agree to purchase from the Bank, the principal amount of the covered bonds specified, at the price specified, on the cover page of this preliminary prospectus supplement. The Dealers intend to resell each covered bond they purchase at the price to the public set forth on the cover page of this preliminary prospectus supplement. In the future, the Dealers or one of their affiliates, may repurchase and resell the covered bonds in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the underwriting agreement and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Dealer	Principal Amount
Barclays Capital Inc.	U.S.$[●]
Scotia Capital (USA) Inc.	U.S.$[●]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	U.S.$[●]
Citigroup Global Markets Inc.	U.S.$[●]
HSBC Securities (USA) Inc.	U.S.$[●]
[●]	U.S.$[●]

The Dealers have advised the Bank that the Dealers propose initially to offer the covered bonds to the public at the public offering price on the cover page of this preliminary prospectus supplement, and to certain dealers at that public offering price less a commission not in excess of [●]% of the principal amount of the covered bonds. The Dealers may allow, and those dealers may reallow to other dealers, a commission not in excess of [●]% of the principal amount.

After the initial public offering of the covered bonds is completed, the public offering price and commissions may be changed by the Dealers.

In connection with the sale of the covered bonds, the Dealers may engage in:

•	over-allotments, in which Dealers selling the covered bonds sell more covered bonds than the Bank actually sold to the Dealers, creating a Dealer short position;

•	stabilizing transactions, in which purchases and sales of the covered bonds may be made by the Dealers at prices that do not exceed a specified maximum in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934; and

•	Dealer covering transactions, in which Dealers purchase the covered bonds in the open market after the distribution has been completed in order to cover Dealer short positions.

These stabilizing transactions and Dealer covering transactions may cause the price of the covered bonds to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The Dealers and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, the Dealers and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment

S-8

banking, trust or investment management transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation.

We will deliver the covered bonds against payment therefor in New York, New York on [●], 2014 which is the fifth scheduled business day after the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade covered bonds on any date prior to three business days before delivery will be required, by virtue of the fact that the covered bonds will initially settle in five business days (T + 5), to specify alternative settlement arrangements to prevent a failed settlement.

Selling Restrictions

General

Other than in the United States, no action has been or will be taken in any country or jurisdiction by the Bank, the Guarantor, the Dealers or the Bond Trustee that would permit a public offering of the covered bonds, or possession or distribution of any offering material in relation thereto, in such country or jurisdiction where action for that purpose is required and such action has not been taken. The Underwriting Agreement provides that each Dealer will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the covered bonds or has in its possession or distributes offering material.

United Kingdom

Each Dealer has represented and agreed and each further Dealer appointed under the Program will be required to represent and agree that:

(a) in relation to any Covered Bonds which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Covered Bonds other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of such Covered Bonds would otherwise constitute a contravention of Section 19 of the FSMA 2000 by the Bank;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA 2000) received by it in connection with the issue or sale of any Covered Bonds in circumstances in which Section 21(1) of the FSMA 2000 does not apply to the Guarantor or, in the case of the Bank would not, if it was not an authorized person, apply to the Bank; and

(c) it has complied and will comply with all applicable provisions of the FSMA 2000 with respect to anything done by it in relation to any Covered Bonds in, from or otherwise involving the United Kingdom.

S-9

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Dealer has represented and agreed, and each further Dealer appointed under the Program will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Covered Bonds which are the subject of the offering contemplated by this preliminary prospectus supplement as completed by the Final Terms Document or Pricing Supplement in relation thereto to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Covered Bonds to the public in that Relevant Member State:

(a) Authorized institutions: at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) Fewer than 100 offerees: at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Bank for any such offer; or

(c) Other Exempt offers: at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Covered Bonds referred to in (a) to (c) above shall require the Bank or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “offer of Covered Bonds to the public” in relation to any Covered Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Covered Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Covered Bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, and the expression 2010 Amending Directive means Directive 2010/73/EU.

Canada

Each Dealer has acknowledged and each further Dealer appointed under the Program will be required to acknowledge that the Covered Bonds have not been and will not be qualified for sale under the securities laws of Canada or any province or territory thereof and has represented and agreed that it has not offered, sold or distributed, and that it will not offer, sell or distribute, any Covered Bonds, directly or indirectly, in Canada or to, or for the benefit of, any resident thereof in contravention of the securities laws of Canada or any province or territory thereof. Each Dealer has also agreed and each further Dealer appointed under the Program will be required to agree not to distribute or deliver this preliminary prospectus supplement, or any other offering material relating to the Covered Bonds in Canada in contravention of the securities laws of Canada or any province or territory thereof.

S-10

Japan

The Covered Bonds have not been and will not be registered under the Financial Instruments and Exchange Act (Law No. 25 of 1948, as amended: the FIEA) and each Dealer has represented and agreed, and each further Dealer appointed under the Program will be required to represent and agree, that it will not offer or sell any Covered Bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

Each Dealer has represented and agreed that:

(a) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Covered Bonds other than (i) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Covered Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Covered Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

This preliminary prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore, and the Covered Bonds will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the Securities and Futures Act). Accordingly, the Covered Bonds may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this preliminary prospectus supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Covered Bonds be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

S-11

Where the Covered Bonds are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor;

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Covered Bonds pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i) to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii) where no consideration is or will be given for the transfer; or

(iii) where the transfer is by operation of law; or

(iv) pursuant to Section 276(7) of the Securities and Futures Act or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

S-12

THE BANK’S CANADIAN RESIDENTIAL MORTGAGE PORTFOLIO

As at October 31, 2013 the Bank’s Canadian residential mortgage loans portfolio totaled $163.5 billion and consisted of approximately 913,000 loans. The Bank’s uninsured residential mortgage loans portfolio (the “conventional mortgage portfolio”) totaled $73 billion and consisted of approximately 421,000 loans as at October 31, 2013. For the years ended December 31, 2009 to 2013, the conventional mortgage portfolio’s percentage of non-performing loans (more than 90 days past due) was between 0.02% and 0.54% and its percentage of delinquent loans (more than 30 days past due) was between 0.02% and 0.54%. For the years ended December 31, 2009, 2010, 2011, 2012 and 2013, the conventional mortgage portfolio’s percentage of non-performing loans was 0.03%, 0.04%, 0.02%, 0.03% and 0.03%, and its percentage of delinquent loans was 0.23%, 0.27%, 0.21%, 0.19% and 0.21%, respectively. For a description of the Bank’s loan classifications see Note 3 to the Bank’s consolidated financial statements included in its 2013 Annual Report.

S-13

THE PORTFOLIO

The statistical and other information contained herein has been compiled by reference to the Loans in the Portfolio securing the covered bonds as of July 31, 2014 (the “cut-off date”). The noon exchange rate of Canadian dollars into U.S. dollars on the cut-off date was CDN$1 = U.S.$0.9183. Columns stating percentage amounts may not add to 100% due to rounding.

The Loans in the Portfolio are selected on the basis of the seller's Eligibility Criteria set forth in the Mortgage Sale Agreement. The material aspects of such Eligibility Criteria are described under “Summary of the Principal Documents—Mortgage Sale Agreement—Eligibility Criteria” in the accompanying prospectus. As of the cut-off date, all Loans in the Portfolio complied with the Eligibility Criteria. One significant indicator of borrower credit quality is arrears and losses. The information presented below under “Loss Information” reflects the arrears and losses experience of the Portfolio as at the dates indicated. Any material change to the Eligibility Criteria, which could lead to arrears and losses deviating from the historical experience presented in the table under “Loss Information,” will be reported by the Guarantor on periodic reports filed with the SEC on Form 10-D. It is not expected that the characteristics of the Portfolio as of the closing date will differ materially from the characteristics of the Portfolio as of the cut-off date.

The Portfolio was drawn up as at the cut-off date and comprised 63,382 Loans having an aggregate current balance of $10,561,462,992 as at that date. The Bank originated the Loans in the Portfolio between January 2005 and July 2014.

46,464 Loans in the Portfolio (or 73.34% of the aggregate current balance of the Loans as of the cut-off date) were fixed rate Loans. The remaining 16,918 Loans in the Portfolio (or 26.66% of the aggregate current balance of the Loans as of the cut-off date) were standard variable rate Loans, as described below.

In the prior three years, there have been no repurchases or replacement of Loans in the Portfolio as a result of breaches of representations or warranties and no demands for repurchase or replacement of any Loan.

No Loan in the Portfolio failed to meet the Bank’s Lending Criteria.

The Bank most recently filed a Form ABS-15G on February 14, 2014. The Bank’s Central Index Key is 0000009631.

As of the cut-off date, the Bank's standard five-year variable rate for existing and new borrowers was 3.8% (rate for “open” loans) and 3.1% (rate for “closed” loans) per annum.

Review of the Portfolio

The Bank has performed a review of the Loans in the Portfolio and a review of the disclosure regarding the Loans in this preliminary prospectus supplement and the accompanying prospectus required by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Bank with reasonable assurance that the Rule 193 Information is accurate in all material respects.

S-14

One aspect of the review consisted of a comparison of the statistical information contained in Annex A and Annex B hereto to statistical information relating to all of the Loans in the Portfolio contained in the Bank’s data files. The data files are electronic records maintained by the Bank. For this comparison, the data files from the Bank’s loan servicing system, including relevant data elements, were extracted from the Bank’s information repository system. No material exceptions were found between the statistical information contained in Annex A and Annex B and the data files extracted from the Bank’s system.

A second aspect of the review consisted of a sample review by a third party of 652 randomly selected Loan files, which compared certain Loan characteristics selected by the Bank to the applicable information in the data files. No material exceptions were found between the Loan files reviewed and the data extracted from the Bank’s system.

A third aspect of the review consisted of a review of the Rule 193 Information related to descriptions of the transaction documents in this preliminary prospectus supplement and the accompanying prospectus. For this part of the review, the Bank and its legal counsel reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents. The Bank and its legal counsel also reviewed the Rule 193 Information consisting of descriptions of legal and regulatory provisions that may materially affect the performance of the Loans or payments on the covered bonds.

In addition to the elements of the review of the Rule 193 Information that were specifically conducted for purposes of this transaction as described above, with respect to Rule 193 Information relating to credit approvals and exceptions to credit policies, the Bank has observed the regular, ongoing application of its internal control procedures. These include audits, quality assurance reviews and portfolio level analyses following origination to assess compliance with the Bank’s underwriting policies. These audits, quality assurance reviews and portfolio level analyses are reviewed by a policy review committee as well as group risk management and other partners on a regular basis.

All Rule 193 Information consisting of textual disclosures of factual information and not otherwise described above was reviewed and approved by the Bank.

After undertaking the elements of the review described above, the Bank has found and concluded that it has reasonable assurance that the Rule 193 Information in this preliminary prospectus supplement and the accompanying prospectus is accurate in all material respects.

The review of disclosure relating to the description of the transaction documents and legal and regulatory matters and the reviews of statistical information and certain Loans characteristics were performed with the assistance of third parties engaged by the Bank. The Bank determined the nature, extent and timing of the review and the level of assistance provided by the third parties and by the Bank. The Bank has ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Bank attributes all findings and conclusions of the review to itself.

S-15

Annex A

Unless otherwise noted, the following tables set forth statistical information with respect to the Loans in the Portfolio as of the cut-off date for the periods indicated:

Overall Portfolio Statistics
Number of Loans in the Portfolio • The Percentage of STEP Loans • The Percentage of Loans Other Than STEP Loans	63,382 88.42% 11.58%
Cut-off Date Balance • The Percentage of STEP Loans • The Percentage of Loans Other Than STEP Loans	$10,561,462,992 84.15% 15.85%
Average Loan Size	$166,632
Number of Primary Borrowers	53,896
Number of Properties	56,485
Weighted Average Current LTV of Loans in the Portfolio (1) (unindexed)	57.29%
Weighted Average of Original LTV of Loans in the Portfolio (1)	63.60%
Weighted Average of Authorized LTV of Loans in the Portfolio (2)	78.49%
Weighted Average Seasoning of Loans in the Portfolio	29.19 months
Weighted Average Mortgage Rate of Loans in the Portfolio	3.07%
Weighted Average Original Term of Loans in the Portfolio	55.36 months
Weighted Average Remaining Term of Loans in the Portfolio	26.18 months
Weighted Average Maturity of Outstanding Covered Bonds	56.87 months

(1) With respect to STEP loans, the Current LTV and Original LTV do not include amounts drawn in respect of (i) Other STEP Products, or (ii) Additional STEP Loans which are not yet included in the cover pool, which in each case are secured by the same property.

(2) With respect to STEP loans, the Authorized LTV includes amounts drawn or available to be drawn in respect of Other STEP products and subsequent STEP Loans, which in each case are or will be secured by the same property.

S-16

Portfolio Delinquency Distribution
Aging Summary	Number of Loans	Percentage	Principal Balance ($)	Percentage
Current and Less Than 30 Days Past Due	63,345	99.94%	10,552,959,656	99.92%
30 to 59 Days Past Due	9	0.01%	2,001,784	0.02%
60 to 89 Days Past Due	8	0.01%	1,032,443	0.01%
90 or More Days Past Due	20	0.03%	5,469,108	0.05%
Total	63,382	100.00%	10,561,462,992	100.00%

Portfolio Provincial Distribution
Province	Number of Loans	Percentage	Principal Balance ($)	Percentage
Alberta	6,342	10.01%	1,216,477,758	11.52%
British Columbia	8,845	13.96%	2,038,385,657	19.30%
Manitoba	1,410	2.22%	173,366,848	1.64%
New Brunswick	1,491	2.35%	137,072,533	1.30%
Newfoundland	1,332	2.10%	153,696,434	1.46%
Northwest Territories	16	0.03%	2,080,918	0.02%
Nova Scotia	2,418	3.81%	257,303,287	2.44%
Nunavut	–	0.00%	–	0.00%
Ontario	31,488	49.68%	5,272,167,998	49.92%
Prince Edward Island	353	0.56%	32,476,741	0.31%
Quebec	7,978	12.59%	1,003,193,278	9.50%
Saskatchewan	1,561	2.46%	245,516,487	2.32%
Yukon	148	0.23%	29,725,054	0.28%
Total	63,382	100.00%	10,561,462,992	100.00%

Portfolio Credit Bureau Score Distribution
Credit Bureau Score(1)	Number of Loans	Percentage	Principal Balance ($)	Percentage
Score Unavailable	442	0.70%	65,663,375	0.62%
599 and Below	570	0.90%	75,753,007	0.72%
600 – 650	1,173	1.85%	176,865,079	1.67%
651 – 700	3,087	4.87%	510,790,540	4.84%
701 – 750	6,942	10.95%	1,209,471,270	11.45%
751 – 800	11,182	17.64%	1,987,381,090	18.82%
801 and Above	39,986	63.09%	6,535,538,630	61.88%
Total	63,382	100.00%	10,561,462,992	100.00%

(1) As of July 2014, the Bank changed its credit scoring model from Trans-Risk to FICO®8 Score. As a result of the change, the credit bureau scores in this table are not comparable to previous periods.

Portfolio Rate Type Distribution
Rate Type	Number of Loans	Percentage	Principal Balance ($)	Percentage
Fixed	46,464	73.31%	7,746,105,680	73.34%
Variable	16,918	26.69%	2,815,357,312	26.66%
Total	63,382	100.00%	10,561,462,992	100.00%

Portfolio Mortgage Asset Type Distribution(1)
Mortgage Asset Type	Number of Loans	Percentage	Principal Balance ($)	Percentage
STEP	56,040	88.42%	8,887,141,244	84.15%
Non-STEP	7,342	11.58%	1,674,321,748	15.85%
Total	63,382	100.00%	10,561,462,992	100.00%

(1) All loans included in the STEP and Non-STEP programs are amortizing.

S-17

Portfolio Occupancy Type Distribution
Occupancy Type	Number of Loans	Percentage	Principal Balance ($)	Percentage
Not Owner Occupied	–	0.00%	–	0.00%
Owner Occupied	63,382	100.00%	10,561,462,992	100.00%
Total	63,382	100.00%	10,561,462,992	100.00%

Portfolio Mortgage Rate Distribution
Mortgage Rate (%)	Number of Loans	Percentage	Principal Balance ($)	Percentage
3.4999 and Below	46,564	73.47%	8,203,904,711	77.68%
3.5000 – 3.9999	11,701	18.46%	1,733,357,797	16.41%
4.0000 – 4.4999	3,509	5.54%	443,278,026	4.20%
4.5000 – 4.9999	999	1.58%	116,213,543	1.10%
5.0000 – 5.4999	465	0.73%	52,103,850	0.49%
5.5000 – 5.9999	99	0.16%	9,230,957	0.09%
6.0000 – 6.4999	31	0.05%	2,696,486	0.03%
6.5000 – 6.9999	7	0.01%	416,991	0.00%
7.0000 – 7.4999	3	0.00%	138,229	0.00%
7.5000 – 7.9999	4	0.01%	122,402	0.00%
8.0000 – 8.4999	–	0.00%	–	0.00%
8.5000 and Above	–	0.00%	–	0.00%
Total	63,382	100.00%	10,561,462,992	100.00%

Portfolio Current LTV Distribution(1) (indexed)
Current LTV (%)	Number of Loans	Percentage	Principal Balance ($)	Percentage
20.00 and Below	9,592	15.13%	497,928,521	4.71%
20.01-25.00	3,602	5.68%	365,444,540	3.46%
25.01-30.00	4,063	6.41%	474,170,028	4.49%
30.01-35.00	4,322	6.82%	614,694,841	5.82%
35.01-40.00	4,588	7.24%	731,905,010	6.93%
40.01-45.00	4,430	6.99%	747,422,189	7.08%
45.01-50.00	4,348	6.86%	811,416,511	7.68%
50.01-55.00	4,979	7.86%	1,021,521,726	9.67%
55.01-60.00	5,789	9.13%	1,265,333,638	11.98%
60.01-65.00	6,909	10.90%	1,591,973,511	15.07%
65.01-70.00	6,161	9.72%	1,438,101,668	13.62%
70.01-75.00	3,309	5.22%	755,320,040	7.15%
75.01-80.00	1,159	1.83%	224,123,457	2.12%
80.01 and Above	131	0.21%	22,107,309	0.21%
Total	63,382	100.00%	10,561,462,992	100.00%

(1) With respect to STEP loans, the Current LTV does not include amounts drawn in respect of (i) Other STEP Products, or (ii) Additional STEP Loans which are not yet included in the cover pool, which in each case are secured by the same property.

Portfolio Remaining Term Distribution
Remaining Term (months)	Number of Loans	Percentage	Principal Balance ($)	Percentage
Less than 12.00	12,146	19.16%	1,700,599,127	16.10%
12.00 – 23.99	17,476	27.57%	2,619,308,793	24.80%
24.00 – 35.99	20,196	31.86%	3,564,050,959	33.75%
36.00 – 41.99	11,237	17.73%	2,327,311,795	22.04%
42.00 – 47.99	592	0.93%	84,817,103	0.80%
48.00 – 53.99	438	0.69%	67,204,455	0.64%
54.00 – 59.99	670	1.06%	98,767,683	0.94%
60.00 – 65.99	419	0.66%	62,772,585	0.59%
66.00 – 71.99	26	0.04%	3,416,941	0.03%
72.00 and Above	182	0.29%	33,213,552	0.31%
Total	63,382	100.00%	10,561,462,992	100.00%

S-18

Portfolio Remaining Principal Balance Distribution
Remaining Principal Balance ($)	Number of Loans	Percentage	Principal Balance ($)	Percentage
99,999 and Below	23,834	37.60%	1,288,335,476	12.20%
100,000 – 149,999	11,781	18.59%	1,466,047,364	13.88%
150,000 – 199,999	9,142	14.42%	1,590,288,697	15.06%
200,000 – 249,999	6,326	9.98%	1,414,345,742	13.39%
250,000 – 299,999	4,391	6.93%	1,200,473,487	11.37%
300,000 – 349,999	2,649	4.18%	856,098,554	8.11%
350,000 – 399,999	1,710	2.70%	638,409,617	6.04%
400,000 – 449,999	995	1.57%	420,663,625	3.98%
450,000 – 499,999	726	1.15%	343,135,921	3.25%
500,000 – 549,999	450	0.71%	235,397,520	2.23%
550,000 – 599,999	336	0.53%	191,780,947	1.82%
600,000 – 649,999	213	0.34%	132,871,493	1.26%
650,000 – 699,999	165	0.26%	110,770,693	1.05%
700,000 – 749,999	105	0.17%	75,775,590	0.72%
750,000 – 799,999	91	0.14%	70,319,473	0.67%
800,000 – 849,999	75	0.12%	61,804,823	0.59%
850,000 – 899,999	70	0.11%	61,179,215	0.58%
900,000 – 949,999	52	0.08%	48,329,830	0.46%
950,000 – 999,999	35	0.06%	33,905,533	0.32%
1,000,000 or Greater	236	0.37%	321,529,392	3.04%
Total	63,382	100.00%	10,561,462,992	100.00%

Portfolio Property Type Distribution
Property Type	Number of Loans	Percentage	Principal Balance ($)	Percentage
Condo	6,859	10.82%	1,006,444,477	9.53%
Single Family	55,215	87.11%	9,312,834,656	88.18%
Multi Family	1,168	1.84%	216,028,478	2.05%
Other	140	0.22%	26,155,382	0.25%
Total	63,382	100.00%	10,561,462,992	100.00%

S-19

Portfolio Current LTV (indexed) and Delinquency Distribution by Province
Province	Delinquency	Principal Balance ($) by Current LTV (%) (1)														Total	Percentage Total (2)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Alberta	All	56,760,427	41,567,552	53,295,130	74,128,294	91,391,021	88,477,924	99,668,708	127,536,827	147,650,540	233,322,541	176,136,892	24,426,511	1,792,654	322,735	1,216,477,758	11.52%
	Current and Less Than 30 Days Past Due	56,760,427	41,567,552	53,295,130	74,128,294	91,391,021	88,256,327	99,668,708	127,536,827	147,420,099	232,668,555	176,136,892	24,426,511	1,792,654	322,735	1,215,371,734	99.91%
	30 to 59 Days Past Due	–	–	–	–	–	–	–	–	–	358,930	–	–	–	–	358,930	0.03%
	60 to 89 Days Past Due	–	–	–	–	–	–	–	–	–	295,056	–	–	–	–	295,056	0.02%
	90 or More Days Past Due	–	–	–	–	–	221,597	–	–	230,441	–	–	–	–	–	452,038	0.04%
British Columbia	All	101,236,075	81,497,453	88,827,640	127,533,484	139,293,158	155,092,054	150,495,751	175,439,868	201,953,052	236,689,166	283,955,818	238,301,973	54,349,533	3,720,632	2,038,385,657	19.30%
	Current and Less Than 30 Days Past Due	101,236,075	81,497,453	88,827,640	127,533,484	139,293,158	154,568,901	150,495,751	172,894,800	201,953,052	236,492,759	283,955,818	238,301,973	54,349,533	3,720,632	2,035,121,029	99.84%
	30 to 59 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	60 to 89 Days Past Due	–	–	–	–	–	178,329	–	–	–	–	–	–	–	–	178,329	0.01%
	90 or More Days Past Due	–	–	–	–	–	344,824	–	2,545,068	–	196,406	–	–	–	–	3,086,298	0.15%
Manitoba	All	4,706,182	3,990,758	6,465,599	7,687,821	9,291,258	11,464,139	13,251,422	17,654,781	17,920,277	26,992,421	30,932,064	20,022,714	2,987,413	–	173,366,848	1.64%
	Current and Less Than 30 Days Past Due	4,706,182	3,990,758	6,367,504	7,687,821	9,291,258	11,464,139	13,251,422	17,654,781	17,920,277	26,992,421	30,932,064	20,022,714	2,987,413	–	173,268,752	99.94%
	30 to 59 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	60 to 89 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	90 or More Days Past Due	–	–	98,095	–	–	–	–	–	–	–	–	–	–	–	98,095	0.06%
New Brunswick	All	4,339,603	3,375,191	4,393,290	5,118,081	5,987,620	8,023,406	8,539,619	9,323,173	12,152,657	15,475,297	27,851,226	21,850,373	8,279,407	2,363,590	137,072,533	1.30%
	Current and Less Than 30 Days Past Due	4,339,603	3,375,191	4,393,290	5,118,081	5,987,620	8,023,406	8,539,619	9,323,173	12,152,657	15,475,297	27,758,888	21,632,573	8,279,407	2,363,590	136,762,395	99.77%
	30 to 59 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	60 to 89 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	90 or More Days Past Due	–	–	–	–	–	–	–	–	–	–	92,338	217,800	–	–	310,138	0.23%

S-20

Portfolio Current LTV (indexed) and Delinquency Distribution by Province
Province	Delinquency	Principal Balance ($) by Current LTV (%) (1)														Total	Percentage Total (2)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Newfoundland	All	7,070,602	3,728,323	6,114,387	6,278,223	7,655,230	10,158,163	12,422,432	17,092,626	20,839,270	29,249,683	24,307,412	6,964,866	1,815,217	–	153,696,434	1.46%
	Current and Less Than 30 Days Past Due	7,070,602	3,728,323	6,114,387	6,278,223	7,655,230	10,158,163	12,422,432	17,092,626	20,722,720	29,249,683	24,307,412	6,964,866	1,815,217	–	153,579,884	99.92%
	30 to 59 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	60 to 89 Days Past Due	–	–	–	–	–	–	–	–	116,550	–	–	–	–	–	116,550	0.08%
	90 or More Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
Northwest Territories	All	239,067	92,197	–	–	224,650	328,529	98,913	374,427	–	–	–	–	325,470	397,666	2,080,918	0.02%
	Current and Less Than 30 Days Past Due	239,067	92,197	–	–	224,650	328,529	98,913	374,427	–	–	–	–	325,470	397,666	2,080,918	100.00%
	30 to 59 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	60 to 89 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	90 or More Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
Nova Scotia	All	9,180,772	7,761,151	9,044,624	9,242,091	13,604,692	14,792,674	14,300,810	17,842,863	21,911,593	25,369,247	35,671,342	44,350,441	28,073,992	6,156,996	257,303,287	2.44%
	Current and Less Than 30 Days Past Due	9,180,772	7,761,151	9,044,624	9,242,091	13,604,692	14,792,674	14,300,810	17,842,863	21,911,593	25,369,247	35,671,342	44,350,441	28,073,992	6,107,994	257,254,285	99.98%
	30 to 59 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	60 to 89 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	90 or More Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	49,002	49,002	0.02%
Nunavut	All	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	Current and Less Than 30 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	30 to 59 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	60 to 89 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	90 or More Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%

S-21

Portfolio Current LTV (indexed) and Delinquency Distribution by Province
Province	Delinquency	Principal Balance ($) by Current LTV (%) (1)														Total	Percentage Total (2)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Ontario	All	258,827,621	183,597,822	251,109,636	308,718,605	376,250,219	368,179,319	419,404,833	554,997,557	717,097,018	873,912,850	669,876,294	226,545,831	58,268,793	5,381,600	5,272,167,998	49.92%
	Current and Less Than 30 Days Past Due	258,654,431	183,597,822	251,001,481	308,314,992	375,501,642	368,179,319	419,117,036	554,997,557	716,760,268	873,265,347	669,876,294	226,545,831	58,268,793	5,381,600	5,269,462,412	99.95%
	30 to 59 Days Past Due	151,445	–	58,167	207,303	419,458	–	–	–	336,751	362,359	–	–	–	–	1,535,482	0.03%
	60 to 89 Days Past Due	21,745	–	–	148,851	–	–	–	–	–	–	–	–	–	–	170,597	0.00%
	90 or More Days Past Due	–	–	49,988	47,458	329,119	–	287,797	–	–	285,145	–	–	–	–	999,507	0.02%
Prince Edward Island	All	886,757	653,450	888,028	994,725	1,464,748	1,611,123	1,300,540	2,603,755	2,629,832	2,542,598	4,717,391	5,423,960	4,471,366	2,288,468	32,476,741	0.31%
	Current and Less Than 30 Days Past Due	886,757	653,450	888,028	994,725	1,464,748	1,611,123	1,300,540	2,603,755	2,629,832	2,542,598	4,717,391	5,337,266	4,471,366	2,288,468	32,390,047	99.73%
	30 to 59 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	60 to 89 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	86,693	–	–	86,693	0.27%
	90 or More Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
Quebec	All	43,825,953	31,879,605	42,180,377	60,847,304	69,178,348	70,879,638	72,108,634	70,755,872	92,219,035	107,253,414	139,968,042	145,626,089	55,890,289	580,679	1,003,193,278	9.50%
	Current and Less Than 30 Days Past Due	43,825,953	31,879,605	42,073,004	60,847,304	69,178,348	70,879,638	72,108,634	70,755,872	92,219,035	107,253,414	139,968,042	145,552,476	55,304,654	580,679	1,002,426,658	99.92%
	30 to 59 Days Past Due	–	–	107,372	–	–	–	–	–	–	–	–	–	–	–	107,372	0.01%
	60 to 89 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	185,218	–	185,218	0.02%
	90 or More Days Past Due	–	–	–	–	–	–	–	–	–	–	–	73,613	400,417	–	474,030	0.05%
Saskatchewan	All	9,765,997	6,468,337	10,441,815	13,151,366	14,700,372	15,099,678	16,362,697	25,039,540	27,108,860	35,510,441	43,514,496	19,588,621	7,869,324	894,943	245,516,487	2.32%
	Current and Less Than 30 Days Past Due	9,765,997	6,468,337	10,441,815	13,151,366	14,700,372	15,099,678	16,362,697	25,039,540	27,108,860	35,510,441	43,514,496	19,588,621	7,869,324	894,943	245,516,487	100.00%
	30 to 59 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	60 to 89 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	90 or More Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%

S-22

Portfolio Current LTV (indexed) and Delinquency Distribution by Province
Province	Delinquency	Principal Balance ($) by Current LTV (%) (1)														Total	Percentage Total (2)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Yukon	All	1,089,465	832,703	1,409,501	994,848	2,863,695	3,315,543	3,462,153	2,860,438	3,851,504	5,655,852	1,170,691	2,218,662	–	–	29,725,054	0.28%
	Current and Less Than 30 Days Past Due	1,089,465	832,703	1,409,501	994,848	2,863,695	3,315,543	3,462,153	2,860,438	3,851,504	5,655,852	1,170,691	2,218,662	–	–	29,725,054	100.00%
	30 to 59 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	60 to 89 Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
	90 or More Days Past Due	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	0.00%
Total	All	497,928,521	365,444,540	474,170,028	614,694,841	731,905,010	747,422,189	811,416,511	1,021,521,726	1,265,333,638	1,591,973,511	1,438,101,668	755,320,040	224,123,457	22,107,309	10,561,462,992	100.00%
	Current and Less Than 30 Days Past Due	497,755,331	365,444,540	473,856,405	614,291,229	731,156,434	746,677,439	811,128,714	1,018,976,658	1,264,649,897	1,590,475,615	1,438,009,329	754,941,935	223,537,822	22,058,308	10,552,959,656	99.92%
	30 to 59 Days Past Due	151,445	–	165,539	207,303	419,458	–	–	–	336,751	721,289	–	–	–	–	2,001,784	0.02%
	60 to 89 Days Past Due	21,745	–	–	148,851	–	178,329	–	–	116,550	295,056	–	86,693	185,218	–	1,032,443	0.01%
	90 or More Days Past Due	–	–	148,084	47,458	329,119	566,421	287,797	2,545,068	230,441	481,551	92,338	291,413	400,417	49,002	5,469,108	0.05%

(1) With respect to STEP loans, the Current LTV does not include amounts drawn in respect of (i) Other STEP Products, or (ii) Additional STEP Loans which are not yet included in the cover pool, which in each case are secured by the same property.

(2) Percentage Total for “All” loans is calculated as a percentage of the total loans in the Portfolio while the Percentage Total for each other delinquency measure is calculated as a percentage of loans within the associated province.

S-23

			Portfolio Current LTV Distribution (indexed) by Credit Bureau Score
Credit Bureau Score (2)	Principal Balance ($) by Current LTV (%) (1)														Total	Percentage Total
	20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.01	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Score Unavailable	3,875,137	2,003,004	2,512,479	5,866,409	3,527,537	5,600,332	3,179,013	7,867,723	6,931,912	10,417,760	6,816,690	5,484,479	1,531,897	49,002	65,663,375	0.62%
599 and Below	3,591,584	3,885,014	5,132,155	8,834,092	6,986,318	5,507,875	3,978,099	5,563,247	6,163,972	9,640,071	8,481,504	5,758,379	2,230,699	–	75,753,007	0.72%
600 – 650	8,161,341	4,678,408	9,101,720	13,139,861	16,481,552	11,077,900	9,510,798	16,125,083	16,583,731	26,505,328	25,943,806	13,097,543	6,060,342	397,666	176,865,079	1.67%
651 – 700	20,972,578	14,422,811	24,972,999	31,110,642	35,957,861	34,521,289	32,177,335	36,350,742	55,722,506	74,829,286	87,277,336	45,808,344	14,737,526	1,929,287	510,790,540	4.84%
701 – 750	47,715,022	36,409,243	48,995,378	74,107,611	81,550,282	80,148,811	71,467,784	99,922,450	146,396,797	198,362,879	192,586,740	96,562,848	32,869,126	2,376,300	1,209,471,270	11.45%
751 – 800	63,834,702	55,765,381	71,859,333	92,045,322	114,090,887	123,808,101	135,847,446	195,751,726	263,346,081	350,843,834	315,539,249	155,118,601	44,992,351	4,538,076	1,987,381,090	18.82%
801 and Above	349,778,157	248,280,680	311,595,964	389,590,905	473,310,572	486,757,881	555,256,037	659,940,756	770,188,639	921,374,354	801,456,343	433,489,846	121,701,517	12,816,978	6,535,538,630	61.88%
Total	497,928,521	365,444,540	474,170,028	614,694,841	731,905,010	747,422,189	811,416,511	1,021,521,726	1,265,333,638	1,591,973,511	1,438,101,668	755,320,040	224,123,457	22,107,309	10,561,462,992	100.00%

(1) With respect to STEP loans, the Current LTV does not include amounts drawn in respect of (i) Other STEP Products, or (ii) Additional STEP Loans which are not yet included in the cover pool, which in each case are secured by the same property.

(2) As of July 2014, the Bank changed its credit scoring model from Trans-Risk to FICO®8 Score. As a result of the change, the credit bureau scores in this table are not comparable to previous periods.

S-24

Overall Portfolio Performance

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due. In the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.”

Portfolio Performance – Overall
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		29-May-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	129,430,135	100.00%	1,506,017,799	99.94%	4,557,004,949	99.98%	11,595,420,727	100.00%	11,004,024,937	99.97%	10,748,837,791	99.92%
1-2 Months	≥30 and <60 Days	–	0.00%	553,466	0.04%	224,459	0.00%	–	0.00%	2,042,289	0.02%	1,599,675	0.01%
2-3 Months	≥60 and <90 Days	–	0.00%	335,093	0.02%	148,303	0.00%	–	0.00%	353,114	0.00%	4,651,002	0.04%
3-4 Months	≥90 and <120 Days	–	0.00%	–	0.00%	82,377	0.00%	–	0.00%	226,573	0.00%	260,703	0.00%
4-5 Months	≥120 and <150 Days	–	0.00%	–	0.00%	444,207	0.01%	–	0.00%	702,548	0.01%	672,854	0.01%
5-6 Months	≥150 and <180 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	196,406	0.00%
6-7 Months	≥180 and <210 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	371,780	0.00%
7-8 Months	≥210 and <240 Days	–	0.00%	–	0.00%	212,723	0.00%	–	0.00%	–	0.00%	48,094	0.00%
8-9 Months	≥240 and <270 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
9-10 Months	≥270 and <300 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	344,824	0.00%
10-11 Months	≥300 and <330 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
11-12 Months	≥330 and <360 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
12-13 Months	≥360 and <390 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
13-14 Months	≥390 and <420 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
14-15 Months	≥420 and <450 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
15-16 Months	≥450 and <480 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
16-17 Months	≥480 and <510 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
17-18 Months	≥510 and <540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
18 Months and more	≥540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Total		129,430,135	100.00%	1,506,906,358	100.00%	4,558,117,019	100.00%	11,595,420,727	100.00%	11,007,349,461	100.00%	10,756,983,130	100.00%

Delinquency Status – Number of Loans in Arrears
As at Date		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		29-May-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	865	100.00%	9,328	99.94%	25,471	99.97%	62,620	100.00%	63,057	99.97%	63,248	99.94%
1-2 Months	≥30 and <60 Days	–	0.00%	4	0.04%	2	0.01%	–	0.00%	13	0.02%	14	0.02%
2-3 Months	≥60 and <90 Days	–	0.00%	2	0.02%	1	0.00%	–	0.00%	4	0.01%	13	0.02%
3-4 Months	≥90 and <120 Days	–	0.00%	–	0.00%	1	0.00%	–	0.00%	2	0.00%	3	0.00%
4-5 Months	≥120 and <150 Days	–	0.00%	–	0.00%	1	0.00%	–	0.00%	3	0.00%	5	0.01%
5-6 Months	≥150 and <180 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	1	0.00%
6-7 Months	≥180 and <210 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	3	0.00%
7-8 Months	≥210 and <240 Days	–	0.00%	–	0.00%	2	0.01%	–	0.00%	–	0.00%	1	0.00%
8-9 Months	≥240 and <270 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
9-10 Months	≥270 and <300 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	1	0.00%
10-11 Months	≥300 and <330 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
11-12 Months	≥330 and <360 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
12-13 Months	≥360 and <390 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
13-14 Months	≥390 and <420 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
14-15 Months	≥420 and <450 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
15-16 Months	≥450 and <480 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
16-17 Months	≥480 and <510 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
17-18 Months	≥510 and <540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
18 Months and more	≥540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Total		865	100.00%	9,334	100.00%	25,478	100.00%	62,620	100.00%	63,079	100.00%	63,289	100.00%

Loss Information
As at Date	31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13[1]		29-May-14
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-25

Annex B

HISTORICAL PORTFOLIO DATA

The cover pool was not established until July 30, 2013. Historical pool information regarding the performance of the Loans in the Portfolio is contained in this Annex. Historical pool information contained in this Annex that relates to the performance of the Loans for periods commencing prior to December 2008 does not form a part of this preliminary prospectus supplement, the accompanying prospectus or the registration statement relating to the covered bonds. Historical performance information about the Loans in the Portfolio for periods prior to December 2008 is not provided as such information is not available for such years and cannot be obtained without unreasonable effort and expense. Columns stating percentage amounts may not add to 100% due to rounding.

The following vintage tables present historical loan information about the Loans in the Portfolio as of May 29, 2014 in respect of arrears as at the dates specified in respect of Loans originated in specific years. As at May 29, 2014 there have been no losses in the Portfolio since the First Transfer Date. “Vintage 2008,” for example, indicates all Loans in the Portfolio originated in the calendar year 2008, including Loans refinanced solely with respect to rate or term in subsequent years. All of the Loans originated by the Bank are secured by a mortgage with first ranking priority on residential property in Canada. All such Loans are originated in accordance with the Bank's lending criteria at the time of offer of the Loan. There are no material differences between the lending and origination criteria used to originate the Loans and the Bank’s lending and origination criteria described in the accompanying prospectus. Notwithstanding any change to the lending criteria or other terms applicable to new Loans, new Loans and their related security may only be assigned to the Portfolio if those new Loans comply with the Seller's representations and warranties set out in the Mortgage Sale Agreement, including a representation that those new Loans were originated in accordance with the Seller's lending criteria applicable at the time of their origination. The Seller is obliged to repurchase Loans that are in breach of these representations and warranties. See “Summary of the Principal Documents—Mortgage Sale Agreement—Repurchase of Loans” in the accompanying prospectus.

Historical pool information on prepayments on the Loans is not being provided because prepayment and repayment rates should not affect the maturities of the covered bonds. The single pool of Loans held by the Guarantor supports an ongoing issuance of covered bonds by the Bank. As Loans repay or prepay, reducing the size of the Portfolio, the Seller is required to add Loans to the Portfolio in order to maintain compliance with the Asset Coverage Test. See “Summary of the Principal Documents—Guarantor Agreement—Asset Coverage Test” in the accompanying prospectus. Any new Loans may only be assigned to the Portfolio if those new Loans comply with the Seller's lending criteria, the material aspects of which are described under “Loan Origination and Lending Criteria” in the accompanying prospectus.

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due. In the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.”

S-26

Pre-2008 Vintage

Portfolio Performance – Pre-2009 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-08		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		29-May-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	5,727,551	100.00%	5,406,046	100.00%	4,975,323	100.00%	4,582,089	100.00%	4,092,352	100.00%	3,650,563	100.00%	3,458,193	100%
1-2 Months	≥30 and <60 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
2-3 Months	≥60 and <90 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
3-4 Months	≥90 and <120 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
4-5 Months	≥120 and <150 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
5-6 Months	≥150 and <180 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
6-7 Months	≥180 and <210 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
7-8 Months	≥210 and <240 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
8-9 Months	≥240 and <270 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
9-10 Months	≥270 and <300 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
10-11 Months	≥300 and <330 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
11-12 Months	≥330 and <360 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
12-13 Months	≥360 and <390 Days	–	0.00%	–	0.00%	-	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
13-14 Months	≥390 and <420 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
14-15 Months	≥420 and <450 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
15-16 Months	≥450 and <480 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
16-17 Months	≥480 and <510 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
17-18 Months	≥510 and <540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
18 Months and more	≥540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
Total		5,727,551	100.00%	5,406,046	100.00%	4,975,323	100.00%	4,582,089	100.00%	4,092,352	100.00%	3,650,563	100.00%	3,458,193	100%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-08		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		29-May-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	53	100.00%	53	100.00%	53	100.00%	53	100.00%	53	100.00%	53	100.00%	53	100%
1-2 Months	≥30 and <60 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
2-3 Months	≥60 and <90 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
3-4 Months	≥90 and <120 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
4-5 Months	≥120 and <150 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
5-6 Months	≥150 and <180 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
6-7 Months	≥180 and <210 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
7-8 Months	≥210 and <240 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
8-9 Months	≥240 and <270 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
9-10 Months	≥270 and <300 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
10-11 Months	≥300 and <330 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
11-12 Months	≥330 and <360 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
12-13 Months	≥360 and <390 Days	–	0.00%	–	0.00%	-	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
13-14 Months	≥390 and <420 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
14-15 Months	≥420 and <450 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
15-16 Months	≥450 and <480 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
16-17 Months	≥480 and <510 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
17-18 Months	≥510 and <540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
18 Months and more	≥540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
Total		53	100.00%	53	100.00%	53	100.00%	53	100.00%	53	100.00%	53	100.00%	53	100%

Loss Information
As at Date	31-Dec-08		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13[1]		29-May-14
		%		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-27

2008 Vintage

Portfolio Performance – Pre-2009 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-08		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		29-May-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	2,375,986	100.00%	2,244,728	100.00%	2,103,413	100.00%	1,954,875	100.00%	1,710,200	100.00%	1,525,195	100.00%	1,422,280	100%
1-2 Months	≥30 and <60 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
2-3 Months	≥60 and <90 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
3-4 Months	≥90 and <120 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
4-5 Months	≥120 and <150 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
5-6 Months	≥150 and <180 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
6-7 Months	≥180 and <210 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
7-8 Months	≥210 and <240 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
8-9 Months	≥240 and <270 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
9-10 Months	≥270 and <300 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
10-11 Months	≥300 and <330 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
11-12 Months	≥330 and <360 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
12-13 Months	≥360 and <390 Days	–	0.00%	–	0.00%	-	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
13-14 Months	≥390 and <420 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
14-15 Months	≥420 and <450 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
15-16 Months	≥450 and <480 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
16-17 Months	≥480 and <510 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
17-18 Months	≥510 and <540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
18 Months and more	≥540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
Total		2,375,986	100.00%	2,244,728	100.00%	2,103,413	100.00%	1,954,875	100.00%	1,710,200	100.00%	1,525,195	100.00%	1,422,280	100%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-08		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		29-May-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	24	100.00%	24	100.00%	24	100.00%	24	100.00%	24	100.00%	24	100.00%	24	100%
1-2 Months	≥30 and <60 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
2-3 Months	≥60 and <90 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
3-4 Months	≥90 and <120 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
4-5 Months	≥120 and <150 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
5-6 Months	≥150 and <180 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
6-7 Months	≥180 and <210 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
7-8 Months	≥210 and <240 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
8-9 Months	≥240 and <270 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
9-10 Months	≥270 and <300 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
10-11 Months	≥300 and <330 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
11-12 Months	≥330 and <360 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
12-13 Months	≥360 and <390 Days	–	0.00%	–	0.00%	-	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
13-14 Months	≥390 and <420 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
14-15 Months	≥420 and <450 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
15-16 Months	≥450 and <480 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
16-17 Months	≥480 and <510 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
17-18 Months	≥510 and <540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
18 Months and more	≥540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0%
Total		24	100.00%	24	100.00%	24	100.00%	24	100.00%	24	100.00%	24	100.00%	24	100%

Loss Information
As at Date	31-Dec-08		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13[1]		29-May-14
		%		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-28

2009 Vintage

Portfolio Performance – 2009 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		29-May-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	121,779,360	100.00%	115,904,660	99.94%	109,031,714	100.00%	102,373,487	100.00%	94,841,866	100.00%	91,412,266	100.00%
1-2 Months	≥30 and <60 Days	–	0.00%	64,737	0.06%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
2-3 Months	≥60 and <90 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
3-4 Months	≥90 and <120 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
4-5 Months	≥120 and <150 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
5-6 Months	≥150 and <180 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
6-7 Months	≥180 and <210 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
7-8 Months	≥210 and <240 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
8-9 Months	≥240 and <270 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
9-10 Months	≥270 and <300 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
10-11 Months	≥300 and <330 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
11-12 Months	≥330 and <360 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
12-13 Months	≥360 and <390 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
13-14 Months	≥390 and <420 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
14-15 Months	≥420 and <450 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
15-16 Months	≥450 and <480 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
16-17 Months	≥480 and <510 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
17-18 Months	≥510 and <540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
18 Months and more	≥540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Total		121,779,360	100.00%	115,969,397	100.00%	109,031,714	100.00%	102,373,487	100.00%	94,841,866	100.00%	91,412,266	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		29-May-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	788	100.00%	787	99.87%	788	100.00%	788	100.00%	788	100.00%	788	100.00%
1-2 Months	≥30 and <60 Days	–	0.00%	1	0.13%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
2-3 Months	≥60 and <90 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
3-4 Months	≥90 and <120 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
4-5 Months	≥120 and <150 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
5-6 Months	≥150 and <180 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
6-7 Months	≥180 and <210 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
7-8 Months	≥210 and <240 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
8-9 Months	≥240 and <270 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
9-10 Months	≥270 and <300 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
10-11 Months	≥300 and <330 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
11-12 Months	≥330 and <360 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
12-13 Months	≥360 and <390 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
13-14 Months	≥390 and <420 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
14-15 Months	≥420 and <450 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
15-16 Months	≥450 and <480 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
16-17 Months	≥480 and <510 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
17-18 Months	≥510 and <540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
18 Months and more	≥540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Total		788	100.00%	788	100.00%	788	100.00%	788	100.00%	788	100.00%	788	100.00%

Loss Information
As at Date	31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13[1]		29-May-14
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-29

2010 Vintage

Portfolio Performance – 2010 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		29-May-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	1,383,034,403	99.94%	1,301,593,119	99.94%	1,214,018,799	100.00%	1,120,901,576	99.96%	1,082,903,001	99.96%
1-2 Months	≥30 and <60 Days	488,729	0.04%	–	0.00%	–	0.00%	204,414	0.02%	157,436	0.01%
2-3 Months	≥60 and <90 Days	335,093	0.02%	–	0.00%	–	0.00%	47,542	0.00%	136,465	0.01%
3-4 Months	≥90 and <120 Days	–	0.00%	82,377	0.01%	–	0.00%	139,255	0.01%	98,095	0.01%
4-5 Months	≥120 and <150 Days	–	0.00%	444,207	0.03%	–	0.00%	64,023	0.01%	12,732	0.00%
5-6 Months	≥150 and <180 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
6-7 Months	≥180 and <210 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
7-8 Months	≥210 and <240 Days	–	0.00%	212,723	0.02%	–	0.00%	–	0.00%	–	0.00%
8-9 Months	≥240 and <270 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
9-10 Months	≥270 and <300 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
10-11 Months	≥300 and <330 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
11-12 Months	≥330 and <360 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
12-13 Months	≥360 and <390 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
13-14 Months	≥390 and <420 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
14-15 Months	≥420 and <450 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
15-16 Months	≥450 and <480 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
16-17 Months	≥480 and <510 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
17-18 Months	≥510 and <540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
18 Months and more	≥540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Total		1,383,858,225	100.00%	1,302,332,427	100.00%	1,214,018,799	100.00%	1,121,356,808	100.00%	1,083,307,730	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		29-May-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	8,464	99.94%	8,465	99.95%	8,469	100.00%	8,464	99.94%	8,464	99.94%
1-2 Months	≥30 and <60 Days	3	0.04%	–	0.00%	–	0.00%	2	0.02%	2	0.02%
2-3 Months	≥60 and <90 Days	2	0.02%	–	0.00%	–	0.00%	1	0.01%	1	0.01%
3-4 Months	≥90 and <120 Days	–	0.00%	1	0.01%	–	0.00%	1	0.01%	1	0.01%
4-5 Months	≥120 and <150 Days	–	0.00%	1	0.01%	–	0.00%	1	0.01%	1	0.01%
5-6 Months	≥150 and <180 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
6-7 Months	≥180 and <210 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
7-8 Months	≥210 and <240 Days	–	0.00%	2	0.02%	–	0.00%	–	0.00%	–	0.00%
8-9 Months	≥240 and <270 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
9-10 Months	≥270 and <300 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
11-12 Months	≥330 and <360 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
12-13 Months	≥360 and <390 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
13-14 Months	≥390 and <420 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
14-15 Months	≥420 and <450 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
15-16 Months	≥450 and <480 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
16-17 Months	≥480 and <510 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
17-18 Months	≥510 and <540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
18 Months and more	≥540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Total		8,469	100.00%	8,469	100.00%	8,469	100.00%	8,469	100.00%	8,469	100.00%

Loss Information
As at Date	31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13[1]		29-May-14
		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	–	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	–	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-30

2011 Vintage

Portfolio Performance – 2011 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-11		31-Dec-12		31-Dec-13		29-May-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%
Current	<30 Days	3,139,843,153	99.99%	2,972,384,384	100.00%	2,790,883,205	99.98%	2,714,145,802	99.94%
1-2 Months	≥30 and <60 Days	224,459	0.01%	–	0.00%	430,034	0.02%	232,622	0.01%
2-3 Months	≥60 and <90 Days	148,303	0.00%	–	0.00%	220,339	0.01%	1,023,539	0.04%
3-4 Months	≥90 and <120 Days	–	0.00%	–	0.00%	–	0.00%	28,861	0.00%
4-5 Months	≥120 and <150 Days	–	0.00%	–	0.00%	–	0.00%	168,683	0.01%
5-6 Months	≥150 and <180 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
6-7 Months	≥180 and <210 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
7-8 Months	≥210 and <240 Days	–	0.00%	–	0.00%	–	0.00%	48,094	0.00%
8-9 Months	≥240 and <270 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
9-10 Months	≥270 and <300 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
10-11 Months	≥300 and <330 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
11-12 Months	≥330 and <360 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
12-13 Months	≥360 and <390 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
13-14 Months	≥390 and <420 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
14-15 Months	≥420 and <450 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
15-16 Months	≥450 and <480 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
16-17 Months	≥480 and <510 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
17-18 Months	≥510 and <540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
18 Months and more	≥540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Total		3,140,215,915	100.00%	2,972,384,384	100.00%	2,791,533,579	100.00%	2,715,647,601	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-11		31-Dec-12		31-Dec-13		29-May-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%
Current	<30 Days	16,141	99.98%	16,144	100.00%	16,139	99.97%	16,129	99.91%
1-2 Months	≥30 and <60 Days	2	0.01%	–	0.00%	3	0.02%	4	0.02%
2-3 Months	≥60 and <90 Days	1	0.01%	–	0.00%	2	0.01%	7	0.04%
3-4 Months	≥90 and <120 Days	–	0.00%	–	0.00%	–	0.00%	1	0.01%
4-5 Months	≥120 and <150 Days	–	0.00%	–	0.00%	–	0.00%	2	0.01%
5-6 Months	≥150 and <180 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
6-7 Months	≥180 and <210 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
7-8 Months	≥210 and <240 Days	–	0.00%	–	0.00%	–	0.00%	1	0.01%
8-9 Months	≥240 and <270 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
9-10 Months	≥270 and <300 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
10-11 Months	≥300 and <330 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
11-12 Months	≥330 and <360 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
12-13 Months	≥360 and <390 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
13-14 Months	≥390 and <420 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
14-15 Months	≥420 and <450 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
15-16 Months	≥450 and <480 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
16-17 Months	≥480 and <510 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	–	0.00%	–	0.00%	–	0.00%
18 Months and more	≥540 Days	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Total		16,144	100.00%	16,144	100.00%	16,144	100.00%	16,144	100.00%

Loss Information
As at Date	31-Dec-11		31-Dec-12		31-Dec-13[1]		29-May-14
		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-31

2012 Vintage

Portfolio Performance – 2012 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-12		31-Dec-13		29-May-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%
Current	<30 Days	7,300,841,504	100.00%	6,892,586,893	99.97%	6,718,672,722	99.95%
1-2 Months	≥30 and <60 Days	–	0.00%	1,407,841	0.02%	1,209,617	0.02%
2-3 Months	≥60 and <90 Days	–	0.00%	85,233	0.00%	945,930	0.01%
3-4 Months	≥90 and <120 Days	–	0.00%	87,318	0.00%	–	0.00%
4-5 Months	≥120 and <150 Days	–	0.00%	638,525	0.01%	206,295	0.00%
5-6 Months	≥150 and <180 Days	–	0.00%	–	0.00%	196,406	0.00%
6-7 Months	≥180 and <210 Days	–	0.00%	–	0.00%	371,780	0.01%
7-8 Months	≥210 and <240 Days	–	0.00%	–	0.00%	–	0.00%
8-9 Months	≥240 and <270 Days	–	0.00%	–	0.00%	–	0.00%
9-10 Months	≥270 and <300 Days	–	0.00%	–	0.00%	344,824	0.01%
10-11 Months	≥300 and <330 Days	–	0.00%	–	0.00%	–	0.00%
11-12 Months	≥330 and <360 Days	–	0.00%	–	0.00%	–	0.00%
12-13 Months	≥360 and <390 Days	–	0.00%	–	0.00%	–	0.00%
13-14 Months	≥390 and <420 Days	–	0.00%	–	0.00%	–	0.00%
14-15 Months	≥420 and <450 Days	–	0.00%	–	0.00%	–	0.00%
15-16 Months	≥450 and <480 Days	–	0.00%	–	0.00%	–	0.00%
16-17 Months	≥480 and <510 Days	–	0.00%	–	0.00%	–	0.00%
17-18 Months	≥510 and <540 Days	–	0.00%	–	0.00%	–	0.00%
18 Months and more	≥540 Days	–	0.00%	–	0.00%	–	0.00%
Total		7,300,841,504	100.00%	6,894,805,811	100.00%	6,721,947,574	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-12		31-Dec-13		29-May-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%
Current	<30 Days	37,142	100.00%	37,130	99.97%	37,124	99.95%
1-2 Months	≥30 and <60 Days	–	0.00%	8	0.02%	8	0.02%
2-3 Months	≥60 and <90 Days	–	0.00%	1	0.00%	4	0.01%
3-4 Months	≥90 and <120 Days	–	0.00%	1	0.00%	–	0.00%
4-5 Months	≥120 and <150 Days	–	0.00%	2	0.01%	1	0.00%
5-6 Months	≥150 and <180 Days	–	0.00%	–	0.00%	1	0.00%
6-7 Months	≥180 and <210 Days	–	0.00%	–	0.00%	3	0.01%
7-8 Months	≥210 and <240 Days	–	0.00%	–	0.00%	–	0.00%
8-9 Months	≥240 and <270 Days	–	0.00%	–	0.00%	–	0.00%
9-10 Months	≥270 and <300 Days	–	0.00%	–	0.00%	1	0.00%
10-11 Months	≥300 and <330 Days	–	0.00%	–	0.00%	–	0.00%
11-12 Months	≥330 and <360 Days	–	0.00%	–	0.00%	–	0.00%
12-13 Months	≥360 and <390 Days	–	0.00%	–	0.00%	–	0.00%
13-14 Months	≥390 and <420 Days	–	0.00%	–	0.00%	–	0.00%
14-15 Months	≥420 and <450 Days	–	0.00%	–	0.00%	–	0.00%
15-16 Months	≥450 and <480 Days	–	0.00%	–	0.00%	–	0.00%
16-17 Months	≥480 and <510 Days	–	0.00%	–	0.00%	–	0.00%
17-18 Months	≥510 and <540 Days	–	0.00%	–	0.00%	–	0.00%
18 Months and more	≥540 Days	–	0.00%	–	0.00%	–	0.00%
Total		37,142	100.00%	37,142	100.00%	37,142	100.00%

Loss Information
As at Date	31-Dec-12		31-Dec-13[1]		29-May-14
		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-32

2013 Vintage

Portfolio Performance – 2013 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-13		29-May-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%
Current	<30 Days	99,635,639	100.00%	93,911,289	96.94%
1-2 Months	≥30 and <60 Days	–	0.00%	–	0.00%
2-3 Months	≥60 and <90 Days	–	0.00%	2,545,068	2.63%
3-4 Months	≥90 and <120 Days	–	0.00%	133,746	0.14%
4-5 Months	≥120 and <150 Days	–	0.00%	285,145	0.29%
5-6 Months	≥150 and <180 Days	–	0.00%	–	0.00%
6-7 Months	≥180 and <210 Days	–	0.00%	–	0.00%
7-8 Months	≥210 and <240 Days	–	0.00%	–	0.00%
8-9 Months	≥240 and <270 Days	–	0.00%	–	0.00%
9-10 Months	≥270 and <300 Days	–	0.00%	–	0.00%
10-11 Months	≥300 and <330 Days	–	0.00%	–	0.00%
11-12 Months	≥330 and <360 Days	–	0.00%	–	0.00%
12-13 Months	≥360 and <390 Days	–	0.00%	–	0.00%
13-14 Months	≥390 and <420 Days	–	0.00%	–	0.00%
14-15 Months	≥420 and <450 Days	–	0.00%	–	0.00%
15-16 Months	≥450 and <480 Days	–	0.00%	–	0.00%
16-17 Months	≥480 and <510 Days	–	0.00%	–	0.00%
17-18 Months	≥510 and <540 Days	–	0.00%	–	0.00%
18 Months and more	≥540 Days	–	0.00%	–	0.00%
Total		99,635,639	100.00%	96,875,248	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-13		29-May-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%
Current	<30 Days	459	100.00%	456	99.35%
1-2 Months	≥30 and <60 Days	–	0.00%	–	0.00%
2-3 Months	≥60 and <90 Days	–	0.00%	1	0.22%
3-4 Months	≥90 and <120 Days	–	0.00%	1	0.22%
4-5 Months	≥120 and <150 Days	–	0.00%	1	0.22%
5-6 Months	≥150 and <180 Days	–	0.00%	–	0.00%
6-7 Months	≥180 and <210 Days	–	0.00%	–	0.00%
7-8 Months	≥210 and <240 Days	–	0.00%	–	0.00%
8-9 Months	≥240 and <270 Days	–	0.00%	–	0.00%
9-10 Months	≥270 and <300 Days	–	0.00%	–	0.00%
10-11 Months	≥300 and <330 Days	–	0.00%	–	0.00%
11-12 Months	≥330 and <360 Days	–	0.00%	–	0.00%
12-13 Months	≥360 and <390 Days	–	0.00%	–	0.00%
13-14 Months	≥390 and <420 Days	–	0.00%	–	0.00%
14-15 Months	≥420 and <450 Days	–	0.00%	–	0.00%
15-16 Months	≥450 and <480 Days	–	0.00%	–	0.00%
16-17 Months	≥480 and <510 Days	–	0.00%	–	0.00%
17-18 Months	≥510 and <540 Days	–	0.00%	–	0.00%
18 Months and more	≥540 Days	–	0.00%	–	0.00%
Total		459	100.00%	459	100.00%

Loss Information
As at Date	31-Dec-13[1]		29-May-14
		%		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-33

2014 Vintage

Portfolio Performance – 2014 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		29-May-14
Current Balance of Loans Outstanding
	No. Days Past Due	$	%
Current	<30 Days	42,912,238	100.00%
1-2 Months	≥30 and <60 Days	–	0.00%
2-3 Months	≥60 and <90 Days	–	0.00%
3-4 Months	≥90 and <120 Days	–	0.00%
4-5 Months	≥120 and <150 Days	–	0.00%
5-6 Months	≥150 and <180 Days	–	0.00%
6-7 Months	≥180 and <210 Days	–	0.00%
7-8 Months	≥210 and <240 Days	–	0.00%
8-9 Months	≥240 and <270 Days	–	0.00%
9-10 Months	≥270 and <300 Days	–	0.00%
10-11 Months	≥300 and <330 Days	–	0.00%
11-12 Months	≥330 and <360 Days	–	0.00%
12-13 Months	≥360 and <390 Days	–	0.00%
13-14 Months	≥390 and <420 Days	–	0.00%
14-15 Months	≥420 and <450 Days	–	0.00%
15-16 Months	≥450 and <480 Days	–	0.00%
16-17 Months	≥480 and <510 Days	–	0.00%
17-18 Months	≥510 and <540 Days	–	0.00%
18 Months and more	≥540 Days	–	0.00%
Total		42,912,238	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		29-May-14
Total Number of Loans Outstanding
	No. Days Past Due	#	%
Current	<30 Days	210	100.00%
1-2 Months	≥30 and <60 Days	–	0.00%
2-3 Months	≥60 and <90 Days	–	0.00%
3-4 Months	≥90 and <120 Days	–	0.00%
4-5 Months	≥120 and <150 Days	–	0.00%
5-6 Months	≥150 and <180 Days	–	0.00%
6-7 Months	≥180 and <210 Days	–	0.00%
7-8 Months	≥210 and <240 Days	–	0.00%
8-9 Months	≥240 and <270 Days	–	0.00%
9-10 Months	≥270 and <300 Days	–	0.00%
10-11 Months	≥300 and <330 Days	–	0.00%
11-12 Months	≥330 and <360 Days	–	0.00%
12-13 Months	≥360 and <390 Days	–	0.00%
13-14 Months	≥390 and <420 Days	–	0.00%
14-15 Months	≥420 and <450 Days	–	0.00%
15-16 Months	≥450 and <480 Days	–	0.00%
16-17 Months	≥480 and <510 Days	–	0.00%
17-18 Months	≥510 and <540 Days	–	0.00%
18 Months and more	≥540 Days	–	0.00%
Total		210	100.00%

Loss Information
As at Date	29-May-14
		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%
Cumulative net loss amount ($)	–	0.00%

S-34

U.S.$[●] [●]% Covered Bonds Due [●], 20[●]

unconditionally and irrevocably guaranteed as to payments by

Scotiabank Covered Bond Guarantor Limited Partnership

The Bank of Nova Scotia

Covered Bonds

PROSPECTUS SUPPLEMENT

Program Arrangers
Barclays	Scotiabank
Joint Lead Managers

Barclays	Scotiabank	BofA Merrill Lynch	Citigroup	HSBC

Co-Managers

September [●], 2014